Joint Filer Information

Names:    Old Master Giotto Fund Ltd., Old Master Capital, LLC, Matt Kishlansky

Address:                            Old Master Capital, LLC
                                    152 West 57th Street 6th Floor
                                    New York, New York  10038

                                    Old Master Giotto Fund Ltd.
                                    c/o Maricorp Services Ltd.
                                    4th Floor, West Wind Building
                                    70 Harbor Drive
                                    PO Box 2075GT
                                    George Town, Grand Cayman
                                    Cayman Islands, British West Indies

                                    Matt Kishlansky
                                    152 West 57th Street 6th Floor
                                    New York, New York  10038

Designated Filer:                   Old Master Cimabue Holdings, Ltd.

Issuer and Ticker Symbol:           MBI Financial, Inc. (MBIF)

Date of Earliest Transaction Requiring Statement:    December 27, 2006

The undersigned, Old Master Giotto Fund Ltd., Old Master Capital, LLC and Matt Kishlansky are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Old Master Cimabue Holdings, Ltd. with respect to the beneficial ownership of securities of MBI Financial, Inc.

Signatures:


OLD MASTER CAPITAL, LLC

By:   /s/Matthew Kishlansky
      ----------------------
Name: Matthew Kishlansky
Title: Managing Member


OLD MASTER GIOTTO FUND LTD.

By: /s/Aldo Ghisletta
    ------------------
Name: Aldo Ghisletta
Title:  Director

   /s/Matt Kishlansky
   ------------------
Matt Kishlansky


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